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Exhibit 23.3

CONSENT OF VALUATION RESEARCH CORPORATION

        Valuation Research Corporation hereby consents to the use of its name in the Form S-1 of RBC Bearings Incorporated, as amended from time to time ("Form S-1"), and to the reference to Valuation Research Corporation under the heading "Experts" in the prospectus in Form S-1 to be filed with the Securities and Exchange Commission.

Valuation Research Corporation
New York, NY
July 19, 2005

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  Exhibit 23.3
CONSENT OF VALUATION RESEARCH CORPORATION